SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PEAK INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEAK INTERNATIONAL LIMITED

38507 Cherry Street

Unit G

Newark, California 94560

(Incorporated in Bermuda with limited liability)

September 15, 2005

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Peak International Limited (the “Company”) to be held on Tuesday, October 11, 2005, 11:00 a.m. local time, at the Company’s principal executive offices at 38507 Cherry Street, Unit G, Newark, California 94560.

Details of the business to be transacted at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. The Annual Report for the fiscal year ended March 31, 2005 on Form 10-K is also enclosed.

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote in his or her place. A proxy need not be a shareholder of the Company. We hope you are planning to attend the meeting personally and we look forward to meeting you. However, the vote of each shareholder is of utmost importance and we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the meeting. Your proxy must be received by the Company’s transfer agent, Mellon Investor Services, at least 24 hours before the time of the meeting. Completing and returning the enclosed form of proxy will not preclude you from attending and voting in person at the meeting. You may revoke your proxy at any time before it is voted by giving written notice to the undersigned, by filing a properly executed proxy bearing a later date, or by voting in person at the meeting.

On behalf of the Board of Directors and the management of Peak International Limited, I would like to extend our appreciation for your continued support.

Sincerely yours,

/s/ Calvin Reed
Calvin Reed
President and Chief Executive Officer

PEAK INTERNATIONAL LIMITED

38507 Cherry Street

Unit G

Newark, California 94560

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 11, 2005

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Peak International Limited, a Bermuda corporation with limited liability (the “Company”) will be held at the Company’s principal executive offices located at 38507 Cherry Street, Unit G, Newark, California 94560, on Tuesday, October 11, 2005, at 11:00 a.m. local time for the following purposes:

1. To authorize the Board of Directors to fix the remuneration of the directors of the Company;

2. To appoint BDO McCabe Lo & Company as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2006;

3. To authorize the Board of Directors to fix the remuneration of the independent registered public accounting firm for the fiscal year ending March 31, 2006; and

4. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

The shareholders on the Register of Members at the close of business on September 1, 2005 are entitled to notice of, and to vote at, the Annual General Meeting and all postponements or adjournments thereof. Shareholders who have purchased shares since that date should obtain a proxy from the person from whom they bought their shares. To be valid, a form of proxy for the meeting, together with the power of attorney or other authority (if any) under which it is signed (or a certified copy thereof) must be deposited with the Company’s transfer agent, Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, New Jersey 07606-9210 before 2:00 p.m. New York time on Tuesday, October 10, 2005.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

/s/ Jack Menache
Jack Menache
Secretary

September 15, 2005

Newark, California

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING.

PEAK INTERNATIONAL LIMITED

38507 Cherry Street

Unit G

Newark, California 94560

(510) 449-0100

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 11, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy accompanying this Proxy Statement is solicited by and on behalf of the Board of Directors of Peak International Limited, a Bermuda corporation (which we will refer to as the “Company” or “Peak” throughout this Proxy Statement) for use at the 2005 Annual General Meeting of Shareholders of the Company to be held on October 11, 2005, 11:00 a.m. local time, at the Company’s principal executive offices located at 38507 Cherry Street, Unit G, Newark, California 94560, and any postponement or any adjournment thereof (the “Annual General Meeting”).

This Proxy Statement, the accompanying form of proxy and Peak’s Annual Report on Form 10-K, which contains financial statements and schedules required to be filed for the fiscal year ended March 31, 2005, were first mailed on or about September 15, 2005 to shareholders entitled to notice of and vote at the meeting (the “Shareholders” or, individually, a “Shareholder”).

The Company will pay the cost of soliciting proxies, including expenses incurred by brokerage firms and other representatives of beneficial owners in forwarding solicitation materials to beneficial owners. Directors, officers and regular employees may solicit proxies, either personally or by fax or telephone, on behalf of the Company, without additional compensation.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting Shareholder upon payment of a reasonable fee and upon request of the Shareholder made in writing to Peak International Limited, 38507 Cherry Street, Unit G, Newark, California 94560, Attn: Jack Menache, Secretary. The request must include a representation by the shareholder that, as of September 1, 2005, the Shareholder was entitled to vote at the Annual General Meeting.

Who Can Vote

Pursuant to Bye-law 45 of the Company’s Bye-laws, the Board of Directors has set September 1, 2005 (5:00 p.m. Eastern Daylight Time) as the record date for the meeting (which we will refer to as the “Record Date” throughout this Proxy Statement). Only Shareholders whose names and addresses appear in the Register of Members on that date will be entitled to receive notice of and attend and vote at the meeting. The only outstanding class of voting securities of the Company is its common stock, par value $0.01 per share (the “Shares”). There were 12,420,388 Shares outstanding as of the close of business on September 1, 2005.

How You Can Vote

You may vote your shares at the Annual General Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual General Meeting and want to vote in person. Shares represented by the proxies received in response to this solicitation, and not properly revoked, will be voted at the Annual General Meeting in accordance with the instructions on the proxy. On matters coming before the Annual General Meeting for which a Shareholder specifies a choice on the proxy card, the shares will be voted accordingly. If you sign your Proxy Card with no further instructions, you will appoint the Chairman of the Annual General Meeting as your proxy to vote your shares, your shares will be counted as a vote “FOR” approval of the proposals referred to in Items 1, 2 and 3 in the Notice of Annual General Meeting and described in this Proxy Statement.

Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in a brokerage account in the broker’s name (“street name”), you must request a legal proxy from your stockbroker in order to vote at the meeting.

Revocability of Proxies

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the President of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked if the Shareholder attends the meeting and elects to vote in person. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent him/her and vote on his/her behalf at the meeting.

Required Vote

On a show of hands, every Shareholder present in person or by proxy shall be entitled to one vote and on a poll, every Shareholder present or by proxy shall be entitled to one vote per fully paid share. The proposals below shall be decided on a show of hands unless a poll is demanded. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals submitted for Shareholder approval at the Annual General Meeting. The proposals submitted for Shareholder approval at the Annual General Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual General Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal, and thus will have the same effect as a vote against a proposal.

If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” approval of the proposals referred to in Items 1, 2 and 3 in the Notice of Annual General Meeting and described in this Proxy Statement.

Quorum; Abstentions; Broker Non-votes

Two (2) Shareholders entitled to vote and present in person or by proxy representing not less than one-third in nominal value of the total issued voting Shares of the Company will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

Audited Financial Statements

Under the Company’s Bye-laws and Bermuda law, audited financial statements must be presented to Shareholders at an annual general meeting of Shareholders. To fulfill this requirement, we will present at the Annual General Meeting audited consolidated financial statements for the fiscal year ended March 31, 2005. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to Shareholders together with this Proxy Statement. Representatives of BDO McCabe Lo & Company, our independent registered public accounting firm, are not expected to be present at the meeting. These statements have been approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors. There is no requirement under Bermuda law that such statements be approved by the Shareholders, and no such approval will be sought at the meeting.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL GENERAL MEETING.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board of Directors currently has five (5) members. One of the Company’s current directors, Mr. William Snyder is not standing for re-election at the Annual General Meeting. As a result, there will be one vacancy on the Board at the time of the Annual General Meeting. The following table sets forth information with respect to the directors and executive officers of the Company and their ages as of September 1, 2005.

Name	Age	Position
Mr. Calvin Reed	62	Chairman of the Board and Chief Executive Officer

Mr. Douglas Broyles(1)(2)(3)	63	Director

Ms. Katie Fung	38	Vice President, Chief Financial Officer

Mr. Thomas Gimple(1)(2)(3)	43	Director

Mr. Frank Lazo, Jr.	61	Vice President, Advanced Technologies, Peak International, Inc.

Mr. Jack Menache	62	Vice President, General Counsel, Secretary

Mr. Dean Personne	61	President and Chief Operating Officer

Ms. Christine Russell(1)(2)(3)	55	Director

Mr. William Snyder	61	Director

Mr. Danny Tong	37	President, Peak Plastic & Metal Products (International) Limited

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Stock Option Committee.
(3)	Member of the Nominating Committee.

Mr. Calvin Reed has served as our Chief Executive Officer and as a member of our Board of Directors since April 1999 and as Chairman of the Board of Directors since October 2001. In May 2004, Mr. Reed stepped down as our President, a position he had held since April 1999. Mr. Reed has over thirty years of experience in the electronics and technology sectors.

Mr. Douglas Broyles has served as a member of our Board of Directors since May 1999. Since June 2000, Mr. Broyles has served as a general partner of Huntington Ventures, a venture capital firm. From 1996 to March 2000, Mr. Broyles served as president and chief executive officer of Avalon Data, a wireless data communications design and manufacturing company. Prior to that, he was a partner for ten years with Glenwood Management, a venture capital firm based in Menlo Park, California.

Ms. Katie Fung has served as our Vice President and Chief Financial Officer since April 2005. Prior to that, Ms. Fung was employed by the Company’s subsidiary Peak Plastic & Metal Products (International) Limited beginning in August 2003 and was promoted to Vice President, Finance of the Company in May 2004 and to Vice President, Principal Accounting Officer in February 2005. From January 2002 to April 2003, Ms. Fung served as Associate Director of Investment and Financing at Kong Sun Holdings Limited, a company listed in Hong Kong. From June 2000 to November 2001, Ms. Fung served as Senior Manager of Auditing and Business Advisory Services at Ernst & Young (Hong Kong). Ms. Fung has a bachelor degree in economics from the University of London and a Master of Business Administration (Executive) from City University of Hong Kong.

Mr. Thomas Gimple has served as a member of our Board of Directors since February 2003. Since June 2003, Mr. Gimple has served as chief executive officer and president of Geneva Woods Healthcare Services, a health care services company. From November 1996 to December 2002, Mr. Gimple served as chief executive officer of Tickets.com, an internet entertainment ticket provider. Mr. Gimple holds a bachelor degree in business administration from the University of Southern California.

Mr. Frank Lazo, Jr. has served as our Vice President of Advanced Technologies since March 2004. From September 2001 to December 2003, Mr. Lazo served as director of new product introductions at KR Precision, Ltd., a hard disk drive component company. From April 2000 to September 2001, Mr. Lazo was the Director of Manufacturing at Secogen Corp., an optical company. From September 1991 to April 2000, Mr. Lazo was the vice president of advanced engineering at Western Digital Corp., a disk drive company. Mr. Lazo holds a Bachelor of Science degree in Industrial Systems Engineering from California State University at San Jose.

Mr. Jack Menache has served as Vice President, Secretary and General Counsel since July 1999. Mr. Menache served as a member of our Board of Directors from May 1999 until July 1999 and from October 2001 until November 2004. From September 1989 until July 1999, he served as vice president, general counsel and secretary for Integrated Device Technology, Inc., an international manufacturer of semiconductors. Mr. Menache holds an LLB degree from George Washington University Law School, and a bachelor of arts degree from the University of the Americas. He is admitted to the Bar in California.

Mr. Dean Personne has served as our President and Chief Operating Officer since February 2005. Prior to that, Mr. Personne was self employed as a management consultant. From August 2000 until November 2001, Mr. Personne served as Chief Executive Officer of Novus Packaging Corporation, a manufacturer of plastic packaging materials. From 1995 to 1999, Mr. Personne served as President and Chief Operating Officer of ASAT Limited, a Hong Kong company engaged in the back end assembly of semiconductors. Mr. Personne has bachelor and master degrees in business administration from Wichita State University, Wichita, Kansas.

Ms. Christine Russell has served as a member of our Board of Directors since March 2000. Since 2003, Ms. Russell has served as Chief Financial Officer of Ceva, Inc., a company that provides digital signal processing cores for the wireless and multimedia markets. From 1997 to 2003, Ms. Russell served as the vice president and chief financial officer of Persistence Software, a company that provides distributed data management software. She is a graduate of the University of Santa Clara and has a masters degree in business administration in finance.

Mr. William Snyder has served as a member of Board of Directors since July 1999. From January 2003 until April 2005, Mr. Snyder served as our Vice President and Chief Financial Officer. Mr. Snyder served as chief financial officer of Etec Systems, Inc., a multinational capital equipment manufacturer, from August 1997 until March 2000, when Etec was acquired by Applied Materials, Inc. Mr. Snyder has bachelor and masters of science degrees from the University of Illinois and a masters in business administration from the University of Arizona. Mr. Snyder is not standing for re-election at the Annual General Meeting.

Mr. Danny Tong has served as President of our subsidiary, Peak Plastic and Metal since May 2004. Mr. Tong served as our Vice President of Sales and Marketing of Peak Plastic & Metal Products (International) Limited from March 2002 to May 2004, and has been responsible for the Company’s sales and operations in Asia and Europe since March 2002. From 1995 to March 2002, Mr. Tong was the Company’s Vice President responsible for the sales of various regions and locations of the Company. Mr. Tong holds a bachelor of applied science degree in mechanical engineering from the University of Toronto.

There are no family relationships between any directors or executive officers of the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held four regular meetings, no special meetings, and acted by written consent six times during the last fiscal year. The Board has four committees: the Audit Committee, the Compensation and Stock Option Committee, the Stock Option Management Committee, and the Nominating Committee which was formed in May 2005. The Compensation and Stock Option Committee did not meet during the fiscal year ended March 31, 2005, but acted two times by written consent. The Stock Option Management Committee acted once by written consent. The Audit Committee met six times during the fiscal year. Each director has attended at least 75% of the aggregate of all Board meetings and meetings of the committees of which he or she is a member. In 2004, two of our five directors serving on the Board attended the Company’s Annual General Meeting of Shareholders. The Company does not have a policy on director attendance at the Company’s annual general meetings.

The Board of Directors formed the Compensation Committee and the Audit Committee in February 1997. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for both of these committees that can be found on the Company’s website under the Investor Relations link. A copy of the Company’s Audit Committee charter is attached hereto as Appendix A. The Board of Directors established a formal Nominating Committee in May 2005 and has determined each committee member is “independent.” Prior to the formation of the Nominating Committee, the Board had the independent directors (based on the Nasdaq definition of independence) on the Board make recommendations to the full Board regarding candidates for nomination and the size and composition of the Board. The members of the Nominating Committee are Douglas Broyles, Thomas Gimple and Christine Russell. The Chairman of the Nominating Committee is Thomas Gimple.

The role of the Compensation Committee is to make recommendations to the Board of Directors relating to salaries and other compensation for the Company’s directors, officers and employees and to administer the employee share option and stock purchase plans. The Committee was subsequently renamed as the Compensation and Stock Option Committee and is composed of directors Douglas Broyles, Thomas Gimple and Christine Russell. In July 2003, the Compensation and Stock Option Committee formed a Stock Option Management Committee, to which it delegated the authority to grant options to purchase shares of the Company’s Common Stock to non-executive employees up to a certain specified number.

The primary role of the Audit Committee is to review the results and scope of the annual audit and other services provided by the Company’s independent registered public accounting firm, to review and evaluate the Company’s internal financial reporting system and control functions, to monitor transactions between the Company and its directors, officers, employees and other related parties and reviews other matters relating to the relationship of the Company with its auditors. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to Shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. The Audit Committee also meets with the independent registered public accounting firm, with and without management present, to discuss their evaluations of the Company’s internal controls, the results of their examination(s) and the overall quality of the Company’s financial reporting. The members of the Audit Committee are independent directors Christine Russell, Douglas Broyles and Thomas Gimple.

Compensation of Directors

As amended in May 2004, during fiscal 2005, each director of the Company who is not an employee of the Company or its affiliates received an annual fee of $25,000 plus a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each such director was annually awarded a fully vested option to purchase 10,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Each member of the Audit Committee was granted an additional fully vested option to purchase 5,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. The chairpersons of the Compensation and Stock Option Committee and Audit Committee were granted an additional fully vested option to purchase 3,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Chairpersons and directors who are also employees of the Company or its affiliates receive no remuneration for serving as directors. The total number of Shares subject to options granted in any one year to any non-employee director shall not exceed an aggregate of 20,000 Shares. All independent directors who provide services to the Company or act to discharge their duties were paid $1,500 per day plus actual expenses.

Director Nominations

As described above, the Nominating Committee recommends nominees for election as directors to the full Board of Directors. The Nominating Committee will consider proposals for nomination from shareholders that are made in writing to the Company’s Secretary, that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee does not have a charter.

The Board of Directors and the Nominating Committee have as an objective that the Board’s membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating Committee will recommend candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders. The Nominating Committee believes that a nominee for director must have the following specific, minimum qualifications: (i) experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, (ii) high personal and professional ethics, and (iii) the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.

Other than the foregoing there are no stated minimum criteria for director nominees. The Company believes, however, that it is appropriate for at least one, and preferably multiple members of the Board, to meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Company also believes it is appropriate for certain key members of management to participate as members of the Board.

The Nominating Committee reviews annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board may come from several sources, including current and former directors, professional search firms and shareholder nominations. Nominees for director are evaluated by the Nominating Committee, who may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communication with the Board of Directors

Shareholders may send communications to the Board or individual Board members to the offices of the Company, 38507 Cherry Street, Unit G, Newark, California 94560; Attn.: Jack Menache, Secretary. You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The Company will compile all such communications and forward them to the appropriate director or directors based on the subject matter or to the individual director or directors to whom such communication is addressed.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2005, the Compensation and Stock Option Committee of the Board of Directors consisted of Mr. Broyles, Mrs. Russell and Mr. Gimple. Neither Mr. Broyles, Mrs. Russell nor Mr. Gimple is an officer or employee of the Company. No member of the Compensation and Stock Option Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Audit Committee Financial Expert

The Audit Committee of our Board of Directors contains at least one “audit committee financial expert.” The name of the Audit Committee financial expert is Christine Russell, and the Board of Directors has determined that she is “independent” as that term is defined in Item 7(d)(3)(iv) of Section 14A of the Securities and Exchange Act of 1934, as amended.

PROPOSAL NO. 1

REMUNERATION OF DIRECTORS

The Board of Directors seeks Shareholder approval to authorize the Board of Directors to fix the remuneration of the directors with respect to their service to the Company as directors. Information regarding the remuneration paid to directors last year is set forth under “Information about the Board of Directors and Committees of the Board—Compensation of Directors” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE DIRECTORS.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth for fiscal 2005, 2004 and 2003 certain information with respect to the compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers as of the end of the fiscal year ended March 31, 2005, whose salary and bonus for services rendered in fiscal 2005 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)			Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Calvin Reed Chief Executive Officer	2005 2004 2003	$450,000 450,000 445,462	$	— — —	$	— — —		— — 170,500	$14,397 — —	(1)

William Snyder(2) VP and Chief Financial Officer	2005 2004 2003	250,000 250,000 62,500		— — —		— — —		— — 175,000	13,065 — —	(1)

Jack Menache VP, Secretary and General Counsel	2005 2004 2003	250,000 250,000 292,808		— — —		— — —		— — 143,000	7,835 — —	(1)

Darien Spencer(3) President and Chief Operating Officer	2005 2004 2003	225,901 309,375 292,554		— — —		457,356 3,540 5,256	(4) (6) (6)	50,000 — 100,000	40,112 163,290 123,991	(5)

Danny Tong President, Peak Plastic & Metal Products (International) Limited	2005 2004 2003	200,000 225,000 194,136		25,000 110,000 —		— — —		50,000 — 65,000	— — —

(1)	Represents amounts paid for health care benefits available to the Company’s executive officers.
(2)	Mr. Snyder joined the Company as an employee in January 2003 and resigned in April 2005.
(3)	Mr. Spencer’s employment with the Company was terminated in December 2004. Compensation included in the Summary Compensation Table for Mr. Spencer includes amounts paid to Mr. Spencer by Peak Multi-Products (China) Factory (“Peak Multi-Products”), the Company’s factory, operated pursuant to a processing agreement with an independent third party, in the PRC.
(4)	Amount paid to PRC for taxes payable by Mr. Spencer.
(5)	Includes, $15,667 housing allowance, $19,208 for educational benefits for Mr. Spencer’s child, $4,365 for storage fees and $872 for health care benefits available to the Company’s executive officers.
(6)	Represents tax reimbursements.

Stock Option Information

Options/SAR Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended March 31, 2005. The exercise price in all cases is equal to 100% of the fair market value of our Shares on the date of grant.

In addition, in accordance with the Securities and Exchange Commission rules, the table shows the hypothetical gains that would exist for these options if exercised at end of the option term. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted to their expiration date, and do not represent the Company’s estimates or projections of future stock prices. There can be no assurance that any of the values reflected in the table will be achieved. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of stock. The actual value that an executive may realize, if any, will depend upon the difference between the market price of our Shares and the exercise price of the option on the date the option is exercised.

	Individual Grants(1)				Potential Realized Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted(2)	Exercise Price ($/Share)	Expiration Date
					5% ($)	10% ($)
Calvin Reed	—	—%	$—	—	$—	$—
William Snyder	—	—	—	—	—	—
Jack Menache	—	—	—	—	—	—
Darien Spencer	50,000	8.3	5.365	5/13/09	57,809	124,495
Danny Tong	50,000	8.3	5.365	5/13/09	57,809	124,495

(1)	All options were granted under the Company’s 1997 and 1998 Share Option Plans. Unless otherwise noted, the options vest quarterly over a three year period from the grant date. The options have a term of four years, subject to earlier termination if the officer leaves the Company. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)	Based on a total of 599,420 options granted to employees in fiscal 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year

And Fiscal Year-End Option/SAR Values

The following table shows information about option exercises by the Named Executive Officers during the fiscal year ending March 31, 2005, and the value of unexercised options at March 31, 2005. Value at fiscal year end is measured as the difference between the exercise price and fair market value on March 31, 2005, which was $3.695.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End (#)		Value of Unexercised In-the-money Options/SARS at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Calvin Reed	—	—	673,917	10,000	$35,503	$2,200
William Snyder	—	—	182,667	58,333	3,667	1,833
Jack Menache	—	—	280,500	6,667	25,073	1,467
Darien Spencer	—	—	—	—	—	—
Danny Tong	40,000	72,397	130,560	42,500	7,475	1,100

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Effective April 22, 1999, the Company entered into an employment agreement with Mr. Reed, providing that beginning on that date, he would serve as President and Chief Executive Officer of the Company for an initial term of three years, to be automatically extended by one year on an annual basis unless one party notifies the other of termination. The agreement contains standard provisions relating to benefits, intellectual property, confidentiality, and restrictions on competitive activities and solicitation of Company employees and customers. Pursuant to this agreement, Mr. Reed is entitled to an annual base salary of $450,000 per year, which may be increased as determined by the Board of Directors. A portion of this salary is paid upon completion of the fiscal year so long as Mr. Reed continues to be employed by the Company at such time. After the second anniversary of the agreement, in all cases of termination except those occurring within two years of a change in control, options granted to Mr. Reed shall remain exercisable for a period of one year. Should Mr. Reed be terminated without cause or resign (as a result a reduction in pay or title, the Company’s material breach of the employment contract or a relocation of Mr. Reed’s offices outside of Southern California), within two years of a change of control or liquidation of the Company, all of Mr. Reed’s options shall vest immediately and remain exercisable for a period of one year and he shall receive a severance payment equal to two times his current base salary if termination occurs in the first year of the contract, and three times his current base salary if termination happens thereafter. Mr. Reed is also entitled to a severance payment of three times his current base salary if he is terminated by the Company without cause (as defined in the agreement).

The Company entered into substantially similar employment agreements with Katie Fung, Dean Personne, Jack Menache and Danny Tong. These agreements contain standard provisions relating to confidentiality and restrictions on competitive activities and solicitation of Company employees and customers. Each agreement also calls for a lump-sum severance payment in amounts equal to 3 to 12 months base salary and unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination with such options remaining exercisable for one year should the employee be terminated without cause or resign because of a reduction in base salary or material adverse change in employment duties. If termination without cause or resignation (resulting from a reduction in base salary or a materially adverse change in employment duties) occurs in anticipation of or within two years following a change in control or liquidation of the Company, in addition to a severance package similar to that described above, all stock options held by the employee shall immediately vest in full and remain exercisable for a period of one year. In July 2005, the Company entered into addendums to each of those agreements that removed the specified termination dates and to extend the term until such time as the respective agreement is otherwise terminated in accordance with its terms.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 31, 2005, which include our consolidated balance sheets as of March 31, 2005 and March 31, 2004, and the related consolidated statements of operations, shareholders equity and cash flows for each of the three years in the period ended March 31, 2005, and the notes thereto. During the fiscal year ended March 31, 2005, the Audit Committee was composed of three independent directors.

The Audit Committee is primarily responsible for reviewing the services performed by the Company’s independent registered public accounting firm and internal finance department, evaluating the Company’s accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A.

The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management has primary responsibility for preparing financial statements and is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters to be discussed by Statement of Accounting Standards No. 61. The Audit Committee has also received the written disclosures and letter from the Company’s independent registered public accounting firm in accordance with the Independence Standards Board Standard No. 1, and has discussed with the Company’s independent registered public accounting firm its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee considers at least annually whether the provision of non-audit services by BDO McCabe Lo & Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the independence of BDO McCabe Lo & Company is not compromised by the services provided. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of BDO McCabe Lo & Company as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2006.

AUDIT COMMITTEE

Douglas Broyles

Christine Russell

Thomas Gimple

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. T. L. Li, Chairman of our Board of Directors until October 2001, through his beneficial ownership of all of the outstanding shares of Luckygold, owns approximately 10.5% of the Company. Mr. Li owns approximately 40% of the outstanding shares of QPL Holdings, a company incorporated under Bermuda law and listed on The Hong Kong Stock Exchange. QPL Holdings is a holding company of a group of semiconductor companies which includes QPL, QPL (U.S.) Inc. (f.k.a. Worltek International Limited) and Talent Focus Industries Limited and formerly included ASAT and Newport Wafer-Fab Limited. A portion of the Company’s sales have been made to companies controlled by Mr. Li, which include QPL and other subsidiaries of QPL Holdings and formerly included ASAT. The Company’s product sales to the subsidiaries of QPL Holdings in the year ended March 31, 2005 represented approximately 0.10% of its net sales or $66,746. QPL and ASAT are customers of the Company and may, from time to time, engage in transactions with the Company that are material to its results of operations.

The Company reviews related party transactions on an ongoing basis and utilizes the Audit Committee to review potential conflicts of interest where appropriate. The Company’s policy is to conduct transactions with its affiliates, including Mr. T. L. Li and the companies in QPL Holdings, on an arms-length basis.

REPORT OF THE COMPENSATION AND STOCK OPTION

COMMITTEE OF THE BOARD OF DIRECTORS

During the fiscal year ended March 31, 2005, the Compensation and Stock Option Committee of the Board of Directors of the Company was comprised of three independent directors Douglas Broyles, Christine Russell and Thomas Gimple. The Compensation and Stock Option Committee reviews and sets the base salary and incentive compensation of the Company’s Chief Executive Officer and makes recommendations concerning base salaries and incentive compensation for all other officers of the Company and authorizes the grant of stock options.

Compensation Philosophy

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of shareholders and to reward executives for achieving corporate objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

Key Elements of Executive Compensation

Executive compensation currently consists of a base salary, bonuses, stock options, and other compensation and benefit programs generally available to other employees.

Base Salary.    Base salary levels for the Chief Executive Officer (“CEO”) and other executive officers are intended to compensate executives competitively. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and compensation levels in relevant markets for comparable talent. Base salaries for executives are reviewed from time to time by the Committee.

Bonuses.    The Company did not adopt an executive bonus plan for Fiscal 2005.

Stock Options.    The Company provides long-term equity incentives to its executive officers and to other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market value on the date of grant, have a four-year term and generally vest in quarterly installments over thirty-six months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company’s common stock, this portion of the executives’ compensation is directly aligned with an increase in shareholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer’s acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive’s current contribution to the Company’s performance, the executive officer’s anticipated contribution in meeting the Company’s long-term goals and by comparisons to formal and informal surveys of stock option grants made by other companies. The Committee also reviews stock option levels for executive officers each fiscal year in light of long-term objectives and each executive’s current and anticipated contributions to the Company’s future performance.

Chief Executive Compensation

The Committee determines the compensation of the CEO using the same criteria as for the other executive officers. On June 7, 2000, Mr. Reed’s salary was set at $450,000 per year, including $50,000 to be paid upon completion of the fiscal year so long as Mr. Reed continues to be employed by the Company at such time. Effective September 1, 2001, Mr. Reed’s salary was reduced by 15% subject to payment in the form of bonuses if the Company met certain revenue and profitability goals in fiscal year 2002. On April 29, 2002, the salary reduction was eliminated. Mr. Reed’s salary has not changed since then.

Tax Deductibility of Executive Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its CEO and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. In general, it is the Committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

The Committee does not presently expect total cash compensation to exceed the $1 million limit for any individual executive officer of the Company. In addition, realized gains on the exercise of nonstatutory stock options may also qualify for the exemption from the tax deduction limit under Section 162(m) as performance-based compensation if certain conditions under Section 162(m) are met. After consideration of the requirements of Section 162(m), the Compensation and Stock Option Committee believes that nonstatutory stock option grants to date meet the requirement that such grants be “performance based.”

COMPENSATION AND STOCK OPTION COMMITTEE

Douglas Broyles

Thomas Gimple

Christine Russell

STOCK PRICE PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following graph compares the cumulative total return of the Company, the Russell 2000 Index and the Dow Jones US Containers and Packaging Index. The total return assumes $100 invested in the Company’s shares, the Russell 2000 Index and the Dow Jones US Containers and Packaging Index on March 31, 2000 and includes reinvestment of dividends.

The comparative performance of the Company’s shares against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company’s shares may vary based on the strength or weakness of the share price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of the Company’s performance and is not necessarily indicative of future performance.

Base Period and Fiscal Year Ending	PEAK	Russell 2000 Index	DJ US Containers and Packaging Index
3/31/00	100.00	100.00	100.00
3/31/01	59.49	83.47	84.86
3/31/02	81.01	93.83	128.68
3/31/03	36.46	67.54	108.52
3/31/04	70.89	109.37	146.95
3/31/05	38.38	114.44	173.75

The information contained above under the captions “Report of the Compensation and Stock Option Committee of the Board of Directors” and “Stock Price Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except that the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of the shares as of September 1, 2005, for:

(i) each person known by the Company to beneficially own more than 5% of the outstanding Shares;

(ii) each of the Company’s current directors;

(iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table;” and

(iv) all current directors and executive officers as a group.

Ownership information is based solely on information furnished by the respective individuals or entities, as the case may be. Amounts appearing in the table below include all shares outstanding as of September 1, 2005 and all shares issuable upon the exercise of options or warrants within 60 days thereof. As of September 1, 2005, there were 12,420,388 shares of the Company’s common stock issued and outstanding. Unless otherwise noted, the address of each of the Shareholders named below is the Company’s principal executive office.

Name and Address of Beneficial Owner(1)	Number of Shares(1)	Percentage of Class(1)
5% Shareholders
SKIRITAI Capital LLC.(2) 388 Market Street, Suite 700 San Francisco, California 94111	2,480,712	20.0%

FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	1,604,300	12.9

Luckygold 18A Limited(4) Units 4, 5 and 7, 37th Floor Cable TV Tower 9 Hoi Shing Road Tsuen Wan, New Territories, Hong Kong	1,304,508	10.5

Quaker Capital Management Corporation(5) 401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222	1,294,705	10.4

T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202	1,200,000	9.7

Royce & Associates, LLC.(7) 1414 Avenue of the Americas New York, New York 10019	858,200	6.9

Directors and Executive Officers
Mr. Calvin Reed(8)	581,500	4.5
Mr. William Snyder(9)	224,333	1.8
Mr. Jack Menache(10)	249,662	2.0
Mr. Danny Tong(11)	107,276	*
Mr. Douglas Broyles(12)	100,000	*
Ms. Christine Russell(13)	88,000	*
Mr. Thomas Gimple(14)	45,000	*
Ms. Katie Fung(15)	35,417	*
Mr. Frank Lazo(16)	32,833	*
Mr. Dean Personne(17)	25,000	*
All directors and executive officers as a group (10 persons)(18)	1,489,026	10.7%

*	Represents less than one percent of our outstanding stock
(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options held by that person that are currently exercisable or exercisable within 60 days of September 1, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing percent ownership of any other person.
(2)	Based solely on information provided on Amendment No. 3 to Schedule 13G filed by SKIRITAI Capital LLC, Leonidas Opportunity Fund L.P., Leonidas Opportunity Offshore Fund Ltd., Russell Silvestri and Lyron Bentovim on July 5, 2005. Leonidas Opportunity Fund L.P. beneficially owns 1,883,355 shares and Leonidas Opportunity Offshore Fund Ltd. owns 597,357 shares. SKIRITAI Capital LLC is serving as the General Partner of the Leonidas Opportunity Fund L.P. and the Investment Manager of the Leonidas Opportunity Offshore Fund Ltd. Russell R. Silvestri and Lyron L. Bentovim are managing directors of SKIRITAI Capital LLC.
(3)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by FMR Corp. on February 17, 2004. Includes 1,604,300 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., as a result of Fidelity acting as an investment adviser to various investment companies, including Fidelity Low Priced Stock Fund, which beneficially owns 1,375,700 shares. Edward C. Johnson III, chairman of FMR Corp. and members of his family which hold a controlling interest in FMR Corp., and FMR Corp. each have sole power to dispose of 1,604,300 shares. Voting power of the shares held by the Fidelity funds is held by the Board of Trustees of each of the various funds.
(4)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by Luckygold 18A Limited on April 1, 2005. Mr. T. L. Li is the sole stockholder of Luckygold 18A Ltd. and has sole voting and investment power with respect to these shares.
(5)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by Quaker Capital Management (“Quaker”) on February 9, 2005. Quaker is an investment adviser and has shared voting and shared dispositive power over 1,294,705 shares owned by its clients and held in accounts over which Quaker has discretionary authority.
(6)	Based solely on information provided on Amendment No. 2 to Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. filed on February 14, 2005. T. Rowe Price Associates, Inc. claims sole dispositive power and T. Rowe Price Small-Cap Value Fund, Inc. claims sole voting over the same 1,200,000 shares.
(7)	Based solely on information provided on Amendment No. 3 to Schedule 13G filed by Royce & Associates, LLC on February 3, 2005. Royce & Associates, LLC claims sole voting and dispositive power over 858,200 shares.
(8)	Includes 565,500 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(9)	Includes 224,333 shares subject to options which are currently exercisable or will be exercisable within 60 days of September 1, 2005.
(10)	Includes 249,667 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(11)	Includes 107,276 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(12)	Includes 100,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(13)	Includes 88,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.

(14)	Includes 45,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(15)	Includes 35,417 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(16)	Includes 32,833 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(17)	Includes 25,500 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.
(18)	Includes 1,473,026 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 1, 2005.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of BDO McCabe Lo & Company as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2006. The Company has been advised by such firm that they will be an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

BDO McCabe Lo & Company commenced performing services as the Company’s independent public accounting firm on September 7, 2004. Effective September 7, 2004, PricewaterhouseCoopers was dismissed as the Company’s independent auditors. PricewaterhouseCoopers was the independent auditors for the Company for the fiscal years ended March 31, 2004 and March 31, 2003. Subject to ratification by the Shareholders, the Board of Directors has selected the firm of BDO McCabe Lo & Company as independent auditors for the Company for the fiscal year ending March 31, 2006. Representatives of BDO McCabe Lo & Company are not expected to be present at the Annual General Meeting.

The reports of PricewaterhouseCoopers on the Company’s consolidated financial statements for the fiscal years ended March 31, 2004 and March 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused it to make reference thereto in their reports on the financial statements for such years. In addition, during the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, the Company did not consult BDO McCabe Lo & Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary

Audit Fees.    The aggregate audit fees billed by BDO McCabe Lo & Company for the fiscal year ended March 31, 2005 for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $193,900. BDO McCabe Lo & Company did not perform any work for the Company during the fiscal year ended March 31, 2004. The aggregate audit fees billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2005 for professional services rendered for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $60,000. PricewaterhouseCoopers received $275,000 for such services from the Company for the fiscal year ended March 31, 2004.

Audit-Related Fees.    BDO McCabe Lo & Company received $4,500 for performing audit-related services for the Company for the fiscal year ended March 31, 2005. The nature of the services comprising these fees included, among other things a special audit related to the disposal of a subsidiary of the Company. BDO

McCabe Lo & Company did not perform any work for the Company during the fiscal year ended March 31, 2004. No audit-related fees were billed by PricewaterhouseCoopers for the fiscal years ended March 31, 2005 and March 31, 2004.

Tax Fees.    The aggregate fees billed by BDO McCabe Lo & Company for the fiscal year ended March 31, 2005 for professional services related to tax compliance, tax advice and tax planning was $8,462. The nature of the services comprising these fees included, among other things, tax compliance services for foreign tax returns. BDO McCabe Lo & Company did not perform any work for the Company during the fiscal year ended March 31, 2004. The aggregate fees billed by PricewaterhouseCoopers for the fiscal years ended March 31, 2004 for professional services related to tax compliance, tax advice and tax planning were $21,171. The nature of the services comprising these fees included, among other things, tax compliance services for foreign tax returns and advisory services for transfer pricing and tax issues in the People’s Republic of China. No tax fees were billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2005.

All Other Fees.    The aggregate fees billed for all other services rendered by BDO McCabe Lo & Company for the fiscal year ended March 31, 2005 was $7,013. The nature of the services comprising these fees included, among other things, reimbursement for out of pocket expenses. BDO McCabe Lo & Company did not perform any work for the Company during the fiscal year ended March 31, 2004. The aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the fiscal years ended March 31, 2005 and March 31, 2004 were $4,200 and $11,361, respectively. The nature of the services comprising these fees included, among other things, advice regarding the creation of a foreign subsidiary and the reimbursement of out-of-pocket expenses.

Upon consideration, the Audit Committee determined that the provision of services other than the audit services is compatible with maintaining the independence of Company’s independent registered public accounting firm.

Pre-Approval Policies

The engagement of BDO McCabe Lo & Company for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services to be performed by BDO McCabe Lo & Company require pre-approval by the Audit Committee.

Required Vote

Appointment of BDO McCabe Lo & Company as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2006 will require the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon. If the Shareholders reject the nomination, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF THE FIRM OF BDO MCCABE LO & COMPANY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

REMUNERATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration for the Company’s independent registered public accounting firm with respect to their service to the Company for fiscal year ending March 31, 2006. Information regarding the remuneration paid to the Company’s independent registered public accounting firm last year is set forth under “Proposal No. 2—Appointment of Independent Registered Public Accounting Firm” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10 percent of a registered class of a U.S. issuer’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities, and to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, or written representations from certain reporting persons, we believe that during fiscal year 2005, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by Shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

Under United States federal securities laws, any Shareholder proposals intended to be presented at the 2006 Annual General Meeting must be received by the Company at its principal executive offices no later than May 18, 2006 in order to be considered for inclusion in the proxy materials, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Although information received after such date will not be included in proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company’s Bye-laws then in effect. In accordance with Bye-law 59 of the Company’s Bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company’s Secretary accompanied by certain information. To be timely, a shareholder’s written notice must be received at the principal executive offices of the Company not less than ninety (90) days prior to anniversary date of the prior year’s annual general meeting. The chairman of the annual general meeting may review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Company’s Bye-Laws and whether any such proposal will be acted upon at the annual general meeting.

In addition, Section 79 of the Companies Act 1981 of Bermuda, provides that shareholders representing either: (1) not less than 5% of the total voting rights of all the shareholders having a right to vote at an annual general meeting of the Company; or (2) not less than one hundred shareholders; may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be received by the Company at its principal executive offices not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

By order of the Board of Directors

/s/ Calvin Reed
Calvin Reed
Chairman and Chief Executive Officer

September 15, 2005

Newark, California

Appendix A

AUDIT COMMITTEE CHARTER

The following is the charter of the Audit Committee of the Board of Directors of Peak International Limited (Peak, together with its subsidiaries, is herein referred to as the “Company”). It is the intention of the Committee that this charter be reviewed at least annually.

MEMBERSHIP

The Audit Committee shall be comprised of not less than three independent Board members, one of which shall be a regular Chairman. The members of the Audit Committee and its Chairman shall be designated by the Board. In the absence of the designated Chairman, Committee members shall elect an Acting Chairman. To be independent a Board member shall not have been an employee of the Company within the past five years; nor shall have accepted compensation in excess of $60,000 from the Company other than compensation for board service (either directly, or through a partnership or corporation in which he/she participates, nor shall have been a controlling shareholder or an executive officer of the Company); nor shall be an immediate family member of a person who is, or has been in any of the past five years, an executive officer of the Company; nor shall be an executive of another company where any of this Company’s executives serve on that company’s compensation committee. Each of the committee members shall be financially literate, or shall undertake to become financially literate within a reasonable time after appointment to the audit committee. Further, at least one member of the audit committee shall have accounting or related financial management expertise.

QUORUM

Two members.

MEETINGS

As called or scheduled by the CEO, a member of the Board of Directors, the Committee Chairman or any two members.

FUNCTIONS

1.    The audit committee is directly responsible for the appointment, compensation, and oversight of the work of the auditors. The auditors shall report directly to the audit committee.

2.    To obtain reports in a timely manner from the Company’s independent public accounting firm regarding:

a. the critical accounting policies and practices to be used;

b. all alternative treatments of financial information within GAAP that have been discussed with management; and

c.    other material written communications between the auditor and management.

3.    To discuss with the independent auditors in a private session at which no member of management or interested director shall be present:

a.    the quality and appropriateness of the company’s accounting principles, practices and disclosures; and

b.    any issues regarding candor, quality, or performance of the company and its management in connection with the collection and reporting of financial information by the company and its management.

4.    To discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

a.    SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to the audit committee. Among the matters to be communicated are:

i.    methods used to account for significant unusual transactions;

ii.    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

iii.    the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

iv.    disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

5.    To receive from the auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discuss with the auditors their independence and ISB Standard No. 2.

a.    ISB Standard No. 2 requires an independent auditor to:

i.    disclose to the Company’s audit committee, in writing, all relationships between the auditor and its related entities and the Company and its related entities that in the auditor’s professional judgment may reasonably be thought to bear on independence;

ii.    confirm in the letter that, in its professional judgment, it is independent of the Company within the meaning of the Securities Acts; and

iii.    discuss the auditor’s independence with the audit committee.

6.    To review the results of the independent accountants’ audit of the Company and its worldwide business units for the preceding fiscal year, as well as the fees and expenses associated with the audit.

7.    To review and discuss the audited financial statements with management.

8.    To recommend to the board of directors, based on the review and discussion noted above, that the audited financial statements be included in the Company’s annual report for the last fiscal year for filing with the SEC.

9.    To review the planned scope of audit by the independent accountants for the current fiscal year, including recommendations for areas of special emphasis when appropriate.

10.    To review the appraisal by the independent accountants of the Company’s accounting function, including recommendations for change or improvements in administrative and internal control procedures, and management’s responses to such recommendations.

11.    To review the Company’s audited annual financial statements and notes thereto.

12.    To review and act upon, from tine to time, management’s recommendations and reports concerning accounting policies, new developments within the accounting and financial reporting fields, results of special audits, and significant pending litigation.

13.    To monitor the performance of the Company’s Finance Department, including its independence and authority.

14.    To communicate directly and privately with the Chief Financial Officer, or any other person, with respect to control, accounting or finance matters.

15.    To actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take such action as may be appropriate to ensure the independence of the outside auditor.

16.    To discuss with the independent accountants, the quality of the company’s accounting principles as applied in its financial reporting.

17.    To discuss with the independent auditors the types of non-audit services offered by the Company’s auditor.

a.    Non-audit services means any professional services provided to a company by a registered public accounting firm, other than those provided to a company in connection with an audit or a review of the financial statements of an issuer. An auditor is prohibited from providing any of the following non-audit services:

i.    Bookkeeping

ii.    Financial information systems design and implementation

iii.    Appraisal or valuation services, fairness opinions or contribution in kind reports

iv.    Actuarial services

v.    Internal audit outsourcing services

vi.    Broker or dealer, investment adviser, or banking services

vii.    Legal services or similar services that require the auditor to act as an advocate for the company

viii.    Other according to oversight board.

b.    To review and approve or reject in advance any service by the Company’s public accounting firm that is on the prohibited list of services.

18.    To delegate to one or more of its members (who are members of the board of directors) the authority to pre-approve non audit services. After a delegated member has granted a pre-approval, he or she shall report the decision at the next meeting of the full audit committee.

19.    To retain such experts as the committee shall deem necessary or desirable, including without limitation, attorneys and forensic accountants, and to enter into such agreements on behalf of the company as the committee shall deem necessary and proper.

20.    To receive anonymous and other complaints regarding the company’s accounting, accounting controls, audit and other similar matters and to establish by resolution such matters as the period of time for the retention of all records related to any such complaint, but in no event less than six months.

21.    To review this charter on or about the time of the first meeting of the board of directors each fiscal year.

PROXY

PEAK INTERNATIONAL LIMITED

(Incorporated in Bermuda with limited liability)

FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING

(or at any postponement or adjournment thereof)

I/We (Note 1)                                          of                                         , the registered holder(s) of (Note 2)                          shares par value US $0.01 per share each in the capital of Peak International Limited (the “Company”), HEREBY APPOINT                                          (Note 3) of                          or failing him, the Chairman of the meeting, as my/our proxy (the “Proxy”) to act for me/us at the Annual General Meeting (or at any postponement or adjournment thereof) of the Company to be held at the Company’s principal executive offices located at 38507 Cherry Street, Unit G, Newark, California 94560 on October 11, 2005 at 11:00 a.m. (local time) and in particular (but without limitation) at such meeting (or at any adjournment or postponement thereof) to vote for me/us and in my/our name(s) as indicated below or, if no such indication is given as my/our proxy thinks fit, or, if the Chairman of the meeting is appointed as my/our proxy, the Chairman will have the authority to vote “FOR” Items 1, 2 and 3 and in accordance with the discretion of the Chairman on any other matters as may properly come before the Annual General Meeting.

This proxy is solicited by and on behalf of the Board of Directors of Peak International Limited.

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Notes:

1.	Full name(s) and address(es) should be inserted in BLOCK CAPITALS.

2.	Please insert the number of Shares of common stock par value US $0.01 per Share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Shares of the Company registered in your name(s).

3.	Please insert the name and address of the proxy. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE MEETING WILL, SUBJECT TO THE LIMITATION SET OUT BELOW, ACT AS YOUR PROXY. Under the Company’s Bye-laws, a proposal put to the meeting will be decided on a show of hands unless a poll is properly demanded. On a show of hands, every member present in person or (being a corporation) by a duly authorized representative or by proxy will have one vote. AS THE CHAIRMAN OF THE MEETING IS ONLY ABLE TO EXERCISE ONE VOTE ON A SHOW OF HANDS, HE WILL USE THE VOTE FOR THOSE MEMBERS WHO WISH TO VOTE FOR ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING. IF YOU WISH TO VOTE AGAINST ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING, YOU MUST APPOINT A PERSON OTHER THAN THE CHAIRMAN OF THE MEETING TO ACT AS YOUR PROXY.

4.	IF YOU WISH TO VOTE FOR A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “AGAINST”. IF YOU WISH TO ABSTAIN FROM VOTING ON ANY PROPOSAL PLEASE CHECK IN THE RELEVANT BOX MARKED “ABSTAIN”. Failure to check any box will entitle your proxy to cast your vote at his discretion. If the Chairman of the meeting is appointed as your proxy and no direction is given with respect to a proposal, “FOR” the proposals stated above. Your proxy will also be entitled to vote at his discretion on any proposal properly put out to the meeting other than those referred to in the notice convening the meeting.

5.	This form of proxy must be signed by you or your attorney duly authorized in writing, in the case of a corporation, must be either under its seal or under the hand of an officer, attorney or other person duly authorized.

6.	In the case of joint holders, any one of such joint holders may vote, either in person or by proxy, at the meeting, but if more than one of the joint holders are present at the meeting, the vote of a senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company.

7.	In order to be valid, this form of proxy and the power of attorney or other authority (if any) under which it is signed or a notarized, certified copy of that power of authority, must be deposited at Mellon Investor Services, Proxy Processing, Church Street Station, P.O. Box 3738, S. Hackensack, NJ 07606-9438 not less than 24 hours before the time appointed for holding the meeting or the adjourned or postponed meeting (as the case may be).

8.	The proxy need not be a member of the Company but must attend the meeting in person to represent you.

9.	Completion and deposit of the form of proxy will not preclude you from attending and voting at the meeting if you so wish.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED “FOR” THE PROPOSALS	Please mark here for address change or comments See reverse side	☐

1.	To authorize the Board of Directors to fix the remuneration of the directors of the Company.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2.	To appoint BDO McCabe Lo & Company as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2006.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	To authorize the Board of Directors to fix the remuneration of the independent registered public accounting firm for fiscal 2006.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4.	In their/his/her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Dated: , 2005

Signature (and title, if applicable)

Signature (and title, if applicable) if held jointly

Please date and sign exactly as name appears above. If acting as attorney, executor, trustee or in other representative capacity, sign name and give title as such. If shares are held jointly, each holder should sign.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

FOLD AND DETACH HERE